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                                                                  EXHIBIT 10.45
                                 LICENSE AGREEMENT

     This Agreement effective as of the last signature below between EMC CORPORATION, a corporation duly organized and exiting under the laws of the Commonwealth of Massachusetts, and having its principal office and place of business at 35 Parkwood Drive, Hopkinton MA 01748 (hereinafter "EMC"), and MYLEX CORPORATION ("MYLEX"), a corporation duly organized and existing under the laws of the State of Delaware, and having its principal office and place of business at 34551 Ardenwood Blvd., Fremont, CA 94555.

     WHEREAS, EMC has rights in certain patents and pending patent applications identified herein;

     WHEREAS, MYLEX has rights in certain patents and pending patent applications identified herein, and also has certain nonpatent rights in technology identified herein;

     WHEREAS, each of the parties expects to obtain rights in additional patents and patent applications in the future;

     WHEREAS, each of the parties is desirous of obtaining a nonexclusive license under certain current and future patents of the other party, and EMC is desirous of obtaining certain nonpatent rights in identified MYLEX technology, and each party has the authority and is willing to grant such licenses under the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and in further consideration of the covenants hereinafter contained to be kept and performed by the parties hereto, it is agreed as follows:

                              SECTION I - DEFINITIONS

     1.1 "EMC Licensed Patents" means any and all issued patents listed in Exhibits A and B hereto, and any and all patents issuing from patent applications listed in Exhibits A and B, as well as EMC owned and controlled continuations, continuations-in-part, divisions, and foreign counterparts thereof, and original, reissue and re-examination patents issuing from any of the above.

     1.2 "MYLEX Licensed Patents" means all patents, throughout the world, issued or issuing on patent applications entitled to an effective United States filing date prior to the third anniversary of the date of execution of this Agreement, under which patents or the applications thereof MYLEX now has, or hereafter obtains, the right to grant licenses to EMC.

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     1.3  "MYLEX Technology" means the items identified in Exhibit C.

     1.4 "Host" or "Client" means any external data source, including a computer, server or other device, which is intended to transmit I/O requests to store data to or retrieve data from a Subsystem.

     1.5 "Subsystem" means a data storage subsystem including one or more arrays of physical mass storage devices, and one or more Array Controllers associated therewith.

     1.6 "Array Controller" means a single or multi-processor device or group of functionally inter-related devices operable to physically and/or logically configure a plurality of physical mass storage devices as one or more independently accessible arrays, and to control the communication of data between the array(s) and one or more Hosts or Clients in a predetermined format or formats.

     1.7 "Licensed Subsystem" means a Subsystem which, but for the license granted herein, the manufacture, use, or sale of which would constitute an infringement of one or more claims of EMC Licensed Patents. In the United States, infringement includes direct infringement, inducement to infringe, and contributory infringement as enacted in 35 USC 271(a)-(c), respectively, and also infringement under the Doctrine of Equivalents.

     1.8 "Licensed Controller" means an Array Controller which, but for the license granted herein, the manufacture, use, or sale of which would constitute an infringement of one or more claims of EMC Licensed Patents. In the United States, infringement includes direct infringement, inducement to infringe, and contributory infringement as enacted in 35 USC 271(a)-(c), respectively, and also infringement under the Doctrine of Equivalents.

     1.9  "MYLEX Licensed Products" shall mean Licensed Subsystems and
Licensed Array Controllers, either individually or collectively.   A
particular MYLEX Licensed Product is licensed under an EMC Licensed Patent when and only when MYLEX accrues or pays the royalty amount as provided in
Section 4.1.

     1.10 "EMC Licensed Product " means an EMC product which, but for the license granted herein, the manufacture, use, or sale of which would constitute an infringement of one or more claims of MYLEX Licensed Patents. In the United States, infringement includes direct infringement, inducement to infringe, and contributory infringement as enacted in 35 USC 271(a)-(c), respectively, and also infringement under the Doctrine of Equivalents.

     1.11 "Licensed Products" means Mylex Licensed Products and EMC Licensed Products.

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     1.12 "Licensed Territory", in the case of a grant by EMC, means the
United States of America, its territories and possessions, and any other country in which EMC has or obtains one or more EMC Licensed Patents, and, in the case of a grant by MYLEX, means the United States of America, its territories and possessions, and any other country in which MYLEX has or obtains one or more MYLEX Licensed Patents.

     1.13 "Sales Price" for sale of a MYLEX Licensed Product on the open market means MYLEX's gross invoice price for the MYLEX Licensed Product (or the total of the gross invoice prices for all components of the MYLEX Licensed Product if the components are shipped, delivered, and/or invoiced separately) less discounts and shipping.

          "Sales Price" as applied to leases, installment sales, and other executory cash dispositions means the total gross amount of all payments to be made without any adjustment to present value.

          "Sales Price" for sales to any company in which MYLEX holds, or has held, an equity interest, or control, or other affiliation past or present, or where MYLEX Licensed Products are bartered or exchanged for goods or services, or are otherwise disposed of for value other than cash, means the sales price at which the same or the most nearly comparable MYLEX Licensed Product has been or would currently be sold on the open market in the ordinary course of business and in an arm's length transaction. However, MYLEX Licensed Products used internally by MYLEX and samples for which no consideration is paid to MYLEX shall not be considered sales and no royalties shall be due on such products.

     1.14 "Subsidiary" of a company means a corporation or other legal entity
(a) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (b) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

                                 SECTION II - GRANT

     2.1 EMC LICENSE GRANT. Subject to the terms and conditions provided in this Agreement, EMC hereby grants MYLEX a non-exclusive, indivisible, non-transferable license (except as otherwise provided) under EMC Licensed Patents to make, have made pursuant to MYLEX's own specifications, use, sell, lease or otherwise dispose of MYLEX Licensed Products within the Licensed Territory during the term of this

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Agreement.  The license granted under this Agreement and the covenant set forth below in Section 2.4 shall be transferable by MYLEX upon the sale or other transfer of its entire assets relating to the Licensed Products.

     2.1.1 LIMITATIONS ON LICENSE. It is expressly understood and agreed that the scope of the license granted herein by EMC to MYLEX is commensurate with and not greater than the payment received from MYLEX in accordance with
Section 4.1. Specifically, the license is not intended to and shall not confer upon any third party who purchases or otherwise receives a Licensed Controller which is not sold, leased or otherwise disposed of as part of a Licensed Subsystem any license to combine or otherwise incorporate such Licensed Controller with other products or components to form a combination which is covered by claims of EMC Licensed Patents applicable to Subsystems. Particularly, the aforesaid license grant applicable to a Licensed Controller shall not expressly or impliedly constitute a grant of a license under claims of EMC Licensed Patents applicable to Subsystems, whether or not such Subsystems incorporate a Licensed Controller.

     2.1.1.1 MYLEX agrees to notify each purchaser of a Licensed Controller in its purchase order acknowledgment of the foregoing license limitations by including in a prominent manner and location on the purchase order acknowledgement, a notice in substantially the following form:

     MYLEX is licensed under patents owned by EMC to sell, lease, or otherwise dispose of Controllers. However, the purchase of a Controller does not expressly nor impliedly license the purchaser to combine or use the Controller in combination with any other products or components which combination would be covered by EMC patent claims applicable to Subsystems. As used herein, Controllers means a single or multi-processor device or group of functionally interrelated devices operable to physically and/or logically configure a plurality of physical mass storage devices as one or more independently accessible arrays, and to control the communication of data between the array(s) and Host(s) or Client(s) in a predetermined format or formats. Subsystem means a data storage subsystem including one or more arrays of physical mass storage devices, and one or more Controllers associated therewith.

     2.2 DEDUCTION FOR LICENSED PURCHASERS. EMC agrees that if a purchaser of a Licensed Controller from MYLEX has entered into or enters into a license agreement with EMC and is licensed to manufacture a Subsystem which includes one or more of such Licensed Controllers, MYLEX need not pay a royalty for Licensed Controllers sold to such licensed purchaser. MYLEX may inform prospective purchaser of this provision.

     2.3 WAIVER OF INDUCEMENT AND CONTRIBUTORY INFRINGEMENT CLAIMS. Subject to payment of the required royalty, EMC waives any and all claims against MYLEX for induced or contributory infringement of EMC Licensed Patents applicable to Subsystems for MYLEX's sales of Licensed Controllers.

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     2.4  EMC COVENANT NOT TO SUE GRANT.  EMC hereby grants MYLEX a covenant not to sue on all RAID patents other than Licensed Patents, throughout the world, issued or issuing on patent applications entitled to an effective United States filing date prior to the third anniversary of the date of execution of this Agreement, under which patents or the applications thereof EMC now has, or hereafter obtains, the right to grant such covenant not to sue to MYLEX. No royalties shall accrue under such covenant not to sue.
Such covenant not to sue shall also extend to any customer of MYLEX who purchases or otherwise receives an Array Controller from MYLEX, but only to the same extent as Licensed Controllers as limited in Section 2.1.1 above.

     2.5 MYLEX LICENSE GRANT. Subject to the terms and conditions provided in this Agreement, MYLEX hereby grants EMC a non-exclusive, indivisible, non-transferable license under the MYLEX Licensed Patents to make, have made pursuant to EMC's own specifications, use, sell, lease or otherwise dispose of EMC Licensed Products within the Licensed Territory during the term of this Agreement.

     2.6  MYLEX TECHNOLOGY GRANT.   MYLEX grants EMC a non-exclusive,
indivisible, non-transferable license to use MYLEX Technology including, but not limited to, copyrights, trade secrets, and know how. This grant is strictly limited to the technology set forth in Exhibit C.

     2.7 SUBLICENSES. EMC and MYLEX shall each have the right to grant sublicenses within the scope of the respective licenses granted herein to its Subsidiaries but to no other person, company or legal entity. A sublicense may be granted to a Subsidiary at any time during the term of this Agreement.
 Any sublicense granted hereunder to a Subsidiary shall terminate automatically if and when such Subsidiary no longer qualifies as a Subsidiary as defined herein. A sublicense granted to a Subsidiary gives the Subsidiary no right to grant any additional sublicense without the written consent of the other party. If a sublicense has been granted to a Subsidiary, the term EMC or MYLEX, as applicable, shall include Subsidiary for all purposes. If MYLEX has MYLEX Licensed Products made for it pursuant to MYLEX's own specifications, such MYLEX Licensed Products shall be sold only by MYLEX through MYLEX's normal sales channels, and MYLEX's right to have MYLEX Licensed Products made for it shall not be construed as a right to grant sublicenses under the licenses granted herein.

     SECTION III - LIMITATIONS ON RIGHTS AND RELATIONSHIPS

     3.1 NO IMPLIED LICENSE. It is expressly understood that no license or right is hereby granted, by implication, estoppel, or otherwise:

     3.1.1 with respect to any patent, patent right, or other intellectual property or property right not specifically identified herein;

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     3.1.2   to any third party that makes Licensed Products for EMC or MYLEX;

     3.1.3 with respect to any product other than a MYLEX Licensed Product notwithstanding that such other product may incorporate a MYLEX Licensed Product; or

     3.1.4 to parties acquiring any Licensed Controller from MYLEX for the combination of the Licensed Controller with any other product, including additional products provided by MYLEX, or for the use of any such combination even if such other or additional product has no substantial use other than as part of such combination.

     3.1.5 in no event shall MYLEX be required to pay more than one royalty on any of the Licensed Controllers or Licensed Subsystems.

     3.2 NO JOINT VENTURE. Nothing herein is intended to nor shall be construed as creating any joint venture, agency, partnership or relationship other than licensor-licensee between EMC and MYLEX.

                        SECTION IV - PAYMENTS AND ROYALTIES

     4.1 ROYALTY PAYMENTS BY MYLEX. As additional consideration for the license, immunities, and other rights granted to MYLEX herein, MYLEX shall pay to EMC an initial lump sum payment of $XXXX due and payable upon execution of this agreement. Such initial payment may be credited against quarterly per controller royalties due up to a maximum of fifty percent (50%) of each such quarterly controller royalties. MYLEX agrees to pay EMC a royalty rate for each Licensed Controller made, sold, leased, or otherwise disposed of separately from a Licensed Subsystem by MYLEX equal to XXX percent (XXX%) of the Sales Price of the Licensed Controller for the first XXX dollars ($XXX) of sales of royalty bearing Licensed Controllers and thereafter the royalty rate for each Licensed Controller will be reduced to XXX percent (XXX%) of the Sales Price of the Licensed Controller for those Licensed Products that are covered by more than one of the EMC Licensed Patents. After the first $XXXXX of sales of royalty bearing Licensed Controllers, in the case of a Licensed Controller which, but for the license granted herein, the manufacture, use, or sale of which would constitute an infringement of only one of the EMC Licensed Patents, the royalty rate for each such Licensed Controller shall be reduced to equal XXX percent (XXX%) of the Sales Price of the Licensed Controller. In such event, MYLEX shall certify that, in its opinion, only one of the EMC Licensed Patents is infringed, and shall identify that patent in the written report of Section
4.3. Further, MYLEX agrees to pay EMC a royalty for each Licensed Subsystem made, sold, leased, or otherwise disposed of by MYLEX equal to XXXX percent (XXXX%) of the Sales Price of the Licensed Subsystem. The parties have agreed that at least seventy five percent (75%) of the royalties paid under this Agreement are attributable to the patents of Exhibit B.

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     4.1.1  MYLEX shall not be obligated to pay a royalty for any Licensed
Product returned to MYLEX for which MYLEX issues a credit in the amount of the Sales Price. MYLEX shall not be obligated to pay a separate royalty for a Licensed Controller sold, leased or otherwise transferred or disposed of by MYLEX as a part of a Licensed Subsystem, provided MYLEX has paid the required royalty for the Licensed Subsystem.

     4.1.2 No part of any payment by MYLEX to EMC hereunder shall be refundable for any reason whatsoever.

     4.1.3 All royalties specified in Section 4.1 shall be payable in lawful money of the United States of America.

     4.2   ACCOUNTING.   MYLEX agrees to make and retain true and accurate
records showing the sales, leases and other transfers or dispositions of MYLEX Licensed Products in sufficient detail to enable the royalties payable hereunder to be determined and shall not destroy such records for at least five (5) years from the date of creation. MYLEX further agrees to permit its books and records to be examined from time to time to the extent necessary to verify the payment of royalties in the proper amounts, provided such examinations shall take place upon reasonable notice to MYLEX and no more frequently than once per year. Such examinations shall be made at the expense of EMC by any auditor appointed by EMC who shall be acceptable to MYLEX, which acceptance shall not be unreasonably withheld by MYLEX. Further, MYLEX shall furnish whatever additional information EMC may reasonably request from time to time to enable EMC to verify the calculation of royalties due pursuant to this Agreement.

     4.3 REPORTING. MYLEX agrees to make written reports to EMC quarterly. MYLEX shall use its best efforts to report to EMC within forty-five (45) days after the first day of each January, April, July, and October during the term of this Agreement. Each report shall include the number, identification or designation, description and aggregate Selling Price of each type of MYLEX Licensed Product sold, leased, transferred or otherwise disposed of during the preceding three (3) calendar months and the aggregate royalties payable for each type of MYLEX Licensed Product as provided in Section 4.1. Each report shall be certified by an officer of MYLEX. The first such report shall include the above-specified information for all MYLEX Licensed Products sold, leased, transferred or otherwise disposed of between the Effective Date of this Agreement and the date of such report. MYLEX also agrees to make a written report to EMC within thirty (30) days after the date of any termination of this Agreement, including in such report the above-specified information for all MYLEX Licensed Products sold, leased, transferred or otherwise disposed of and not previously reported to EMC. EMC shall treat such reports as confidential and shall not use the information contained therein except for accounting purposes under this Agreement.

     4.4 PAYMENTS. Concurrently with the making of each report as provided for in Section 4.3, MYLEX shall remit to EMC the royalties provided for in
Section 4.1.

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Payment shall be made by draft payable to EMC Corporation and shall be sent to EMC as provided in Section 10.5.

     4.5 INTEREST. MYLEX shall pay interest to EMC from the payment due date to the actual date of payment upon any and all amounts of royalty or payment that are overdue and payable hereunder at the rate of 125% of the prime interest rate of Citibank of New York published in The Wall Street Journal on the date the amount became due and owing. Said interest rate shall, in no event, exceed the applicable usury law limitation.

     4.6

                       SECTION V - MARKING LICENSED PRODUCTS

     5.1 MARKING. Where commercially practicable, each of the parties shall place appropriate patent markings upon an exposed surface of all of its own Licensed Products. The content, form, location and language used in such markings shall be in accordance with the laws and practices of the Licensed Territory and shall be approved by the other party in writing before use.

     5.2  LABELS.   Upon request by either party and where commercially
practicable, the other party shall provide the requesting party with labels for use in complying with Section 5.1. The requesting party may specify the dimensions of the area in which the label must fit, consistent with the requirements of 35 U.S.C. 287 where commercially practicable.

                            SECTION VI - INDEMNIFICATION

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     6.1  INDEMNIFICATION.  Each party as licensee agrees to hold the other party as licensor harmless against all liabilities, demands, damages, expenses or losses arising out of the manufacture, use, sale or other disposition by the licensee party or its vendees or other transferees of Licensed Products.

                    SECTION VII - REPRESENTATIONS AND WARRANTIES


     7.1 OWNERSHIP AND AUTHORITY TO GRANT LICENSE. Each party warrants and represents that to the best of its knowledge it has the authority to grant the licenses granted hereinabove.

     7.2 NO WARRANTY OF NON-INFRINGEMENT. Neither party makes any warranty that the manufacture, use, sale, lease, transfer or other disposition of Licensed Products by the other party as licensee will not infringe patents or other intellectual property rights of any third parties. It is agreed that neither party has any obligation to indemnify or defend the other party with respect to any claim, demand or cause of action for infringement or alleged infringement of any patent or other intellectual property right arising out of or connected with the manufacture, use, sale, lease or other transfer or disposition of operation of Licensed Products.

     7.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND ASSUMES ANY RESPONSIBILITIES WHATEVER, INCLUDING ANY RESPONSIBILITIES OF INDEMNIFICATION, WITH RESPECT TO THE USE, SALE OR OTHER DISPOSITION BY THE OTHER PARTY, ITS VENDEES OR OTHER TRANSFEREES OF PRODUCTS INCORPORATING OR OPERATING IN ACCORDANCE WITH THE EMC OR MYLEX LICENSED PATENTS.

                        SECTION VIII - TERM AND TERMINATION

     8.1 EFFECTIVE DATE. This Agreement is effective as of the last signature below.

     8.2 TERMINATION. Unless earlier terminated in accordance with the terms and provisions of this Agreement, this Agreement and the licenses and rights granted hereunder shall remain in force and effect until the last to expire of EMC or MYLEX Licensed Patents.

     8.3  SURVIVAL OF RIGHTS AND OBLIGATIONS.  Notwithstanding the provisions of
Section 8.2, the following rights and obligations shall survive any termination of this Agreement:

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          (a)  MYLEX's obligation to supply the final report provided for in
Section 4.3;

          (b) EMC's right to receive or recover, and MYLEX's obligation to pay royalties accrued or accruable for payment as of the time of any termination as provided for in Section 4.1;

          (c) MYLEX's obligation to maintain records and EMC's right to conduct a final audit as provided in Section 4.2;

          (d) licenses running in favor of vendees of MYLEX with respect to MYLEX Licensed Products sold, leased, transferred or otherwise disposed of by MYLEX prior to any termination and on which applicable royalties shall have been paid as provided in Section 4.1;

          (e) any cause of action or claim of either party accrued or to accrue, because of any breach or default by the other party; and

          (f) in the event of termination of this Agreement by one party as a result of circumstances provided for in Sections 8.4, 8.5 or 8.6, the patent licenses and other rights granted to or for the benefit of the terminating party hereto by the other party, provided however, the licenses and rights granted to or for the benefit of the other party, including all sublicenses granted by the other party to Subsidiaries, shall terminate.

     8.4 TERMINATION ON BREACH. In the event of a material breach of a term or condition of this Agreement by a party, the other party shall have the right to terminate this Agreement forthwith by notice in writing identifying and describing the breach. This Agreement will terminate thirty (30) days following the sending of such notice, unless the breach is cured within that time. The right to terminate shall be in addition to all other rights and remedies which a party may have in law or equity to enforce this contract or to seek damages for breach thereof.

     8.5 TERMINATION ON ATTEMPTED TRANSFER. Any assignment, transfer or sublicense or attempted assignment, transfer or sublicense of this Agreement or of any license or other rights granted hereunder in violation of the terms and conditions hereof shall be null and void ab initio, shall constitute a material breach of this Agreement, and shall entitle the aggrieved party to immediately terminate this Agreement on written notice without any requirement to provide advance notice as provided in Section 8.4.

     8.6 TERMINATION ON BANKRUPTCY. In any of the following events, EMC shall have the right to terminate this Agreement at any time if :

          (a)  MYLEX files a voluntary petition in bankruptcy; or

          (b)  an involuntary petition in bankruptcy is filed naming MYLEX; or

                                       10

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          (c)  MYLEX makes an assignment of assets for the benefit of creditors;
or
          (d)   a receiver or trustee of MYLEX's assets shall be appointed; or

          (e) MYLEX shall cease or discontinue conducting business in the ordinary course.

     8.7 NO WAIVER. The waiver by either party of a breach or default in or of any provision of this Agreement by the other party shall not act or be construed as a waiver by such party of any other or succeeding breach of the same or other provision(s), nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder, operate as a waiver of any right, power or privilege by such party.

                            SECTION IX - TRANSFERABILITY

     9.1 NON-TRANSFERABLE. This Agreement shall inure to the benefit of the parties hereto and, insofar as expressly provided for herein, to their respective Subsidiaries. Neither party shall assign or transfer, or attempt to assign or transfer, either this Agreement or any portion of its license or rights under the other party's Licensed Patents to any third party, whether by contract, by acquisition of a controlling interest, by merger, by consolidation or by operation of law without the prior written consent of the other party except as provided above in Section 2.1.

                             SECTION X - MISCELLANEOUS

     10.1 COMPLETE AGREEMENT. This instrument embodies the complete and only agreement between the parties and supersedes and cancels any and all previous understandings, agreement, negotiations, commitments and any other writings or communications pertaining to its subject matter.

     10.2 MODIFICATION AND WAIVER. This Agreement may not be modified or amended, nor may any right or obligation set forth herein be waived, except in a writing signed by the parties with at least the same formalities as are observed herein. A waiver as to any particular term shall not operate as a waiver as to any other terms.

     10.3 SEVERABILITY. In the event any provision of this Agreement shall be held to be invalid or unenforceable in any respect or for any reason, such holding shall not impair the validity and enforceability of the remaining provisions of this Agreement, which shall continue to be given full force and effect, except that the Parties agree to make such other and further agreements as may be necessary to provide the full intended economic benefit, if any, associated with any provisions held invalid or unenforceable.

                                       11

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     10.4  CONFIDENTIALITY.  The Parties agree that the terms of this
Agreement shall be kept confidential, except that the Parties may disclose the following aspects of this Agreement to the following persons and under the following conditions:

          (a) any aspect may be disclosed to anyone with the express written consent of the other party obtained in advance of the disclosure;

          (b) any aspect may be disclosed to a party or person subject to an obligation to maintain the confidentiality of this Agreement, when ordered or directed to disclose this Agreement by a court of competent jurisdiction in connection with a lawsuit or administrative proceeding;

          (c) any aspect may be disclosed to those persons with a "need to know" in order to provide the parties with corporate, financial, legal, contract, insurance, loan, investment, audit, or similar business related information and services, and who also agree to treat such information as confidential;

          (d) any aspect may be disclosed publicly if necessary to correct or respond to material misinformation regarding the substance of this Agreement made by one of the Parties to this Agreement, but only after the Parties have consulted and attempted in good faith to resolve any concerns privately;

          (e) the existence of license rights under this Agreement may be disclosed in connection with further licensing efforts;

          (f) EMC may disclose the terms of this Agreement in connection with future licensing efforts;

          (g) an announcement of this Agreement and the existence of license rights thereunder may be disclosed publicly in a joint press release, the language of which shall be agreed upon by the Parties, following execution of this Agreement.

     10.5 NOTICES. Any notice, request, report, or remittance required or permitted to be given under or in connection with this Agreement or the subject matter hereof, shall be deemed to have been sufficiently given when addressed as follows and sent by Certified Mail, postage prepaid, or (except for remittance of royalties) by facsimile.

     TO EMC:   Mr. William R. Clark, Esq.
               Intellectual Property Counsel
               EMC Corporation
               35 Parkwood Drive
               Hopkinton, MA 0l748-9103
               Telephone:  (508)-435-1000 (ext. 77225)
               Facsimile:  (508)-497-6915

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     TO   :    Ms. Colleen Gray
               Chief Financial Officer
               Mylex Corporation
               34551 Ardenwood Blvd.
               Fremont, CA 94555-3607
               Telephone:  (510) 796-6100
               Facsimile:  (510) 745-0931


          The date of receipt of any such notice or request shall be deemed to be the date of actual receipt by the addressee thereof, but in any case not later than fourteen (14) days after the date of dispatch thereof. Either party may give written notice of change of address to the other and, after such notice has been received, any notice or request required to be given to such party shall be given at such changed address, in the manner provided above.

     10.6 CHOICE OF LAW AND VENUE. This Agreement shall be construed and interpreted with the laws of the Commonwealth of Massachusetts. In the event suit is filed by either party involving a dispute concerning the construction, interpretation, enforcement, or breach of this Agreement, or the enforcement of any intellectual property rights which are the subject hereof, the parties agree to submit to personal jurisdiction and venue of any Massachusetts State or Federal Court located within Massachusetts having appropriate subject matter jurisdiction.

     10.7 ATTORNEY FEES. In the event a party hereto initiates any legal action to interpret any provision or term of this Agreement or to enforce any right or obligation thereunder, the prevailing party shall be entitled, in addition to any other relief or award granted, to an award of reasonable attorney's fees.

     10.8 REPRESENTATIONS OF AUTHORITY. Each of the Parties warrants and represents to the other that it has the power to enter into this Agreement and that the person executing this Agreement on its behalf has been authorized to do so by any and all appropriate corporate bodies.

     10.9 RELEASE OF CLAIMS. Upon execution of this Agreement, EMC releases all claims for profits, damages, or royalties otherwise collectable under applicable laws by EMC from MYLEX by reason of past infringement.

     10.10 COUNTERPARTS. This Agreement may be executed in two (2) counterparts, all of which, taken together, shall be regarded as one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed below by its duly authorized officer or representative:

EMC CORPORATION               MYLEX CORPORATION

By: /s/ Paul Noble            By: /s/ Colleen Gray
   ------------------------      -------------------------

       Executive Vice
Title: President              Title: VP Finance & CEO
      ---------------------         ----------------------

Date: Dec 22, 1998            Date: Dec 24, 1998
      ---------------------         ----------------------

                                     ATTACHMENT A

U.S. PATENT NO.            TITLE
---------------            -----
5,023,891                  Method and Circuit for Decoding a Manchester Code Signal

5,146,574                  Method and Circuit for Programmable Selecting a Variable Sequence of Element Using
                           Write-Back

5,349,686                  Method and Circuit for Programmable Selecting a Variable Sequence of Elements Using
                           Write-Back

5,315,708                  A Method and Apparatus for Transferring Data through a Staging Memory

5,134,619                  Failure-Tolerant Mass Storage System

5,285,451                  Failure-Tolerant Mass Storage System

5,233,692                  Enhanced Interface Permitting Multiple-Byte Parallel Transfers of Control Information
                           and Data on a Small Computer System Interface

5,454,085                  Method and Apparatus for an Enhanced Computer System Interface

5,185,876                  Buffering System for Dynamically Providing Data to Multiple Storage Elements

5,386,548                  A Method for Storing Data from an External Processor in Storage Devices through Buffer
                           Devices

5,195,100                  Non-Volatile Memory Storage of Write Operation Identifier in Data Storage Device

5,475,697                  Non-Volatile Memory Storage of Write Operation Identifier in Data Storage Device

5,758,054                  Non-Volatile Memory Storage of Write Operation Identifier in Data Storage Device

5,233,618                  Data Correcting Applicable to Redundant Array of Independent Disks

5,469,453                  Data Corrections Applicable to Redundant Array of Independent Disks

U.S. PATENT NO.            TITLE
---------------            -----
5,166,939                  Data Storage Apparatus and Method

5,461,723                  Dual Channel Data Block Transfer Bus

5,485,147                  Method and Apparatus for Scheduling Access to a CSMA Communication Medium

5,175,537                  Method and Apparatus for Scheduling Access to a CSMA Communication Medium

5,361,063                  Method and Apparatus for Scheduling Access to a CSMA Communication Medium

5,359,320                  Method and Apparatus for Scheduling Access to a CSMA Communication Medium

5,325,497                  Method and Apparatus for Assigning Signatures to Identify Members of a Set of Mass
                           Storage Devices

5,214,778                  Resource Management in a Multiple Resource System

5,361,347                  Resource Management in a Multiple Resource System where Each Resource Includes an
                           Availability State Stored in a Memory of the Resource

5,388,243                  A Multi-Port Mass Storage Device Announcing its Active Paths without Deactivating its
                           Ports in a Network Architecture

5,212,785                  Apparatus and Method for Controlling Data Flow between a Computer and Memory Devices

5,202,856                  Method and Apparatus for Simultaneous, Interleaved Access of Multiple Memories by
                           Multiple Ports

5,226,010                  Method and Apparatus for Simultaneous, Interleaved Access of Multiple Memories by
                           Multiple Ports

5,414,818                  Controlled Bus Reselection and Method

5,715,406                  Controlled Bus Reselection and Method

5,140,592                  Disk Array System

5,274,645                  Disk Array System

                                       ATTACHMENT B

U.S. PATENT NO.            TITLE
---------------            -----
5,148,432                  Arrayed Disk Drive System and Method

316,850                    Arrayed Disk Drive System

5,235,601                  On-Line Restoration of Redundancy Information in a Redundant Array System

5,613,059                  On-Line Restoration of Redundancy Information in a Redundant Array System

5,708,769                  Logical Partitioning of a Redundant Array Storage System

5,519,844                  Logical Partitioning of a Redundant Array Storage System

5,274,799                  Storage Device Array Architecture with Copyback Cache

5,526,482                  Storage Device Array Architecture with Copyback Cache

5,617,530                  Storage Device Array Architecture with Copyback Cache

5,499,337                  Storage Device Array Architecture with Solid-State Redundancy

5,208,813                  On-Line Reconstruction of a Failed Redundant Array System

5,390,187                  On-Line Reconstruction of a Failed Redundant Array System

5,636,358                  Dual Port Buffer Memory for Data Storage System

5,398,253                  Storage-Unit Generation of Redundancy Information

5,517,613                  Environment Sensing/Control Circuit

5,675,726                  Flexible Parity Generation Circuit

5,469,566                  Flexible Parity Generation Circuit

5,546,535                  Multiple Controller Sharing in a Redundant Storage Array

5,590,276                  Method for Synchronizing Reserved Areas in a Redundant Storage Array

U.S. PATENT NO.            TITLE
---------------            -----
5,689,678                  Distributed Disk Array

5,787,459                  Distributed Disk Array Architecture


PATENT APPLICATION         TITLE
NO.
------------------         -----
08/551,928                 Address Protection Circuit

09/004,671                 Logical Partitioning of A Redundant Array Storage System

08/825,625                 Storage Device Array Architecture with Copyback Cache

08/579,552                 Storage Device Array Architecture with Solid-State Redundancy

08/832,050                 Flexible Parity Generation Circuit

08/579,314                 Method for Synchronizing Reserved Areas in a Redundant Storage Array

09/093,242                 Method for Synchronizing Reserved Areas in a Redundant Storage Array

09/123,176                 Distributed Disk Array

                            EXHIBIT C

MYLEX Technology:
----------------
-      Pegasus Hardware Specification, revision 0.2, 12/12/95

- RAID Data Path Controller (RDC), revision 0.5, Preliminary Specification of 12/12/95

-      Fibre Channel Topologies for RAID Controllers, White Paper

- New Backup Strategies for the DAC960SX and DAC96OSF RAID Controllers, Document of 11/18/97

-      N-Way Controller Architecture